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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Schedule 14A and Schedule 13E-4 of our report dated August 27, 1996 with respect to the consolidated financial statements of Comprehensive Care Corporation and subsidiaries included in Comprehensive Care Corporation's Annual Report (Form 10-K) for the year ended May 31, 1996 filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

Orange County, California
September 30, 1996